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                                                                   Exhibit 10(a)

                  TXU DEFERRED AND INCENTIVE COMPENSATION PLAN

                     (As restated effective August 17, 2001)

Section 1. Purpose
------------------

     1.1 Purpose. The TXU Deferred and Incentive Compensation Plan (the "Plan")
         -------
was established, effective July 1, 1987, was amended and restated effective May 12, 2000, and is hereby amended and restated effective August 17, 2001. The purpose of the Plan is to focus the attention of Eligible Employees on the long-term performance of TXU's consolidated operations by relating rewards to the Company's long-range success, and to tie Eligible Employees' rewards to stock performance. The Plan also is designed to retain and motivate employees and to recognize the contributions of such employees to the Company. The Plan is designed as an unfunded arrangement maintained "primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" as determined under the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). ERISA Section 201(2).

Section 2. Definitions
----------------------

     2.1 Definitions. Whenever used hereinafter, the following terms shall have
         -----------
the meanings set forth below:

          (a) "Applicable Employee Remuneration" means applicable employee remuneration as that term is defined in Section 162(m), or any successor provision, of the Internal Revenue Code.

          (b) "Beneficiary" means the person or persons named by the Participant as the recipient(s) of any distribution remaining to be paid to the Participant under the Plan upon the Participant's death.

          (c)  "Board of Directors" means the Board of Directors of the Company.

          (d) "Business Unit" means a subsidiary, division or operating unit of the Company designated by the Chief Executive of the Company which will focus on its own unique products, services and markets.

          (e) "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Securities and Exchange Commission Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if: (i) any Person is or becomes the beneficial owner (as defined in Rule 13-d3 under the Exchange
               Act), directly or indirectly, of

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               securities of the Company representing 20% or more of the
               combined voting power of the Company's then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at elections of directors ("Voting Securities"); or (ii) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board; or (iii) a recapitalization of the Company occurs which results in either a decrease by 33% or more in the aggregate percentage ownership of Voting Securities held by Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) or an increase in the aggregate percentage ownership of Voting Securities held by non-Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) to greater than 50%; or (iv) all or substantially all of the assets of the Company are liquidated or transferred to an unrelated party; or (v) the Company is a party to a merger, consolidation, reorganization or other business combination transaction pursuant to which the Company is not the surviving ultimate parent entity; or (vi) the Company is a party to a merger, consolidation, reorganization or other business combination transaction which requires the approval of the shareholders of the Company and which results in an increase of 20% or more in the number of Voting Securities outstanding. For purposes of this definition, the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof, and the term "Independent Shareholder" shall mean any shareholder of the Company except any employee(s) or director(s) of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof.

          (f)  "Chief Executive" means the Chief Executive of the Company.

          (g) "Committee" means the Organization and Compensation Committee of the Board of Directors.

          (h)  "Company" means TXU Corp., its successors and assigns.

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          (i)  "Eligible Employee" means an individual who is elected as a corporate officer of a Participating Employer with a title of vice president or above.

          (j)  "Matching Award" means the Company matching award provided for in
               Section 5.1 hereof.

          (k) "Maturity Period" means the period described in Section 5.3 hereof.

          (l) "Participant" means an Eligible Employee who elects to participate in the Plan and whose account(s) has not been completely distributed.

          (m) "Participating Employer" means the Company and each of its subsidiaries, affiliates or Business Units which are approved by the Committee for participation in this Plan. The Participating Employers, as of the date of this restatement of the Plan, are listed on Exhibit "A" attached hereto. Participation in the Plan by additional Participating Employers will commence as of the date established by the Committee.

          (n) "Performance Unit" means a measure of participation under the Plan having a value equal to the value of a share of common stock of the Company, as determined by the value of such stock in the Trust.

          (o) "Plan Administrator" means the person(s) or entities appointed to assist the Committee in carrying out the operations of the Plan.

          (p) "Plan Year" means, with respect to Plan Years beginning on or prior to July 1, 2001, the twelve-month period beginning July 1 and ending June 30; provided that beginning April 1, 2002, Plan Year shall mean the twelve-month period beginning April 1 and ending March 31. A special transition rule shall apply for the Plan Years beginning July 1, 2001 and April 1, 2002, as described in Section 4.2 herein.

          (q) "Retirement" means retirement from a Participating Employer upon attaining age 65, or as early as attaining age 55 with at least 15 years of accredited service, under the TXU Retirement Plan, or a successor plan.

          (r) "Salary" means the annual base salary rate in effect on the first day of: (i) June immediately preceding the applicable Plan Year for Plan Years beginning on or before July 1, 2001, and (ii) March for Plan Years beginning on or after April 1, 2002, in any case without reduction for any Salary deferred in the prior Plan Year.

          (s)  "Stock" means common stock of the Company.

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          (t)  "Trust" means the irrevocable grantor trust established by the
               Company to purchase, hold, and sell shares of Stock so as to establish the number and value of Performance Units allocable to Participants' Accounts and from which benefits under the Plan will be paid.

Section 3. Deferral Participation and Percentage
------------------------------------------------

     3.1 Participation. All Eligible Employees may elect to defer a percentage
         -------------
of Salary (in 1 percent increments) not to exceed the maximum percentage determined by the Committee for a Plan Year.

     3.2 Percentage. The Committee will determine, in its sole discretion, the
         ----------
maximum percentage of Salary, if any, which may be deferred by a Participant in any Plan Year. Such percentage may not exceed 15 percent of Salary.

Section 4. Election to Defer
----------------------------

     4.1 Salary Deferral Election. An Eligible Employee may elect irrevocably,
         ------------------------
by written notice to the Plan Administrator in the manner prescribed by the Plan Administrator, to defer a percentage of Salary during such Plan Year.

     4.2 Special Transition Rule for Plan Years Beginning July 1, 2001 and April
         -----------------------------------------------------------------------
1, 2002. The following special transition rule shall apply for the Plan Years
-------
beginning July 1, 2001 and April 1, 2002. The Plan Year beginning July 1, 2001 shall continue for the full twelve-month period ending June 30, 2002, and deferral elections for such Plan Year shall continue in effect through its expiration on June 30, 2002. For the period beginning April 1, 2002 through June 30, 2002, the Plan Year beginning July 1, 2001 shall run concurrently with the Plan Year beginning April 1, 2002, and, during such period, Eligible Employees may elect to participate concurrently under both the Plan Year beginning July 1, 2001 and the Plan Year beginning April 1, 2002. Alternatively, Eligible Employees may choose to have their deferral elections for the Plan Year beginning April 1, 2002, begin on July 1, 2002, and end on March 31, 2003. The elections with respect to such transition rule shall be made at the time elections are made with respect to the Plan Year beginning April 1, 2002.

     4.3 Salary Reductions. Salary deferred under the Plan will be ratably
         -----------------
deducted in each pay period in the Plan Year.

     4.4 Deferral Under TXU Salary Deferral Program. As provided for under the
         ------------------------------------------
TXU Salary Deferral Program ("SDP"), an Eligible Employee may elect irrevocably, by written notice to the Plan Administrator in the manner prescribed by, and subject to approval of, the Plan Administrator, to defer amounts which would otherwise mature and be distributed under this Plan under and subject to the provisions of the SDP; provided that any such election to defer amounts under the SDP is made at least twelve months prior to the expiration of the Maturity Period of the amounts to be so deferred.

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Section 5. Company Matching Awards and Incentive Awards
-------------------------------------------------------

     5.1 Matching Award. A Matching Award shall be credited to each
         --------------
Participant's account by the Company in an amount equal to 150 percent of the amount deferred by the Participant. Such Matching Award shall be deemed to occur on the first day of the Plan Year.

     5.2 Incentive Award. Under the terms of the Annual Incentive Plan ("AIP"),
         ---------------
for Plan Years beginning on or before July 1, 2001, an Eligible Employee may have received an Incentive Award ("Incentive Award") which was treated as an Incentive Award under this Plan. The effective date of contribution for any such Incentive Award was the first day of the Plan Year.

     5.3 Maturity Periods. Salary deferrals and Matching Awards, subject to the
         ----------------
Extended Maturity Period Provision below, shall have a Maturity Period of five years. Incentive Awards, subject to the Extended Maturity Period and Transition Provisions below, shall have a Maturity Period of three years. The Maturity Period shall begin on the first day of the Plan Year in which the Salary deferral, Matching Award, or Incentive Award is made. Notwithstanding the foregoing, any Maturity Period shall end on the date of death, total and permanent disability, or termination of employment for reasons other than Retirement. Anything contained herein to the contrary notwithstanding, deferred amounts and Matching Awards as of July 1, 1987, shall mature on June 30, 1990. Anything contained herein to the contrary notwithstanding, the Maturity Period for the deferred amounts and Matching Awards for the Plan Year July 1, 1989, through June 30, 1990, and the Plan Year July 1, 1991, through June 30, 1992, shall end on November 30, 1992.

     Extended Maturity Period Provision. To the extent that the amounts
     ----------------------------------
     otherwise maturing under the Plan combined with the Eligible Employee's other remuneration exceeds the Applicable Employee Remuneration for such year, the Maturity Period for such excess amount shall end on the Eligible Employee's date of Retirement or such earlier date as of which such amounts, or any part thereof, combined with other remuneration does not exceed the Applicable Employee Remuneration for such year.

Section 6. Participant Accounts
-------------------------------

     6.1 Separate Accounts. The Plan Administrator shall establish and maintain
         -----------------
an individual account for Salary deferrals elected by each Participant and the Matching Awards for each Plan Year. The account shall be credited as of the first day of the Plan Year with the amount of Salary to be deferred during the Plan Year and the related Matching Award. An Incentive Award, if any, shall be credited to a separate account for the Participant as of the first day of the Plan Year.

     6.2 Performance Units. Any and all amounts credited to a Participant's
         -----------------
account shall be converted into Performance Units as of the applicable date. After notification of the number of shares acquired by the Trust with the aggregate credits to Participants, as provided in Subsection 7.2, the Plan Administrator will allocate an equal number of Performance Units, including fractional units, to individual accounts based on the percentage relationship of each Participant's credits to the total of such credits for all Participants.

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     6.3 Dividend Equivalent Credits. Additional Performance Units shall be
         ---------------------------
credited to a Participant's account as Dividend Equivalent Credits. Such amount shall be determined by multiplying the Performance Units recorded in a Participant's account by the amount of any regular or special cash dividend declared on each share of the Stock and dividing the product by the amount paid by the Trust for a share of Stock with the dividend amounts.

     6.4 Date of Credit. Dividend Equivalent Credits shall be credited to a
         --------------
Participant's account as of the same date as the cash dividend on the Stock is paid to shareholders. No such credit shall be made with respect to any dividend paid after a Participant's Termination Date or after any date of termination of the Plan, even though the record date is prior thereto.

     6.5 Unsecured Interest. All Performance Units credited to the account of
         ------------------
each Participant shall be for record purposes only. No Participant or Beneficiary shall have any security interest whatsoever in any assets of the Company. To the extent that any person acquires a right to receive payments under the Plan, such right shall not be secured or represented by any issued Stock or common stock to be issued.

Section 7. Investment and Funding
--------------------------------

     7.1 Grantor Trust. The benefits to be derived by Participants in the Plan
         -------------
will be funded through the Trust; provided, however, any Stock, cash, or other property held in the Trust that was contributed by the Company shall at all times be subject to the claims of general creditors of the Company.

     7.2 Funding of Trust. Upon determination of the total credits to
         ----------------
Participants' accounts for a Plan Year, the Company shall promptly provide the Trust with resources in the aggregate of such amounts. The Trustee will, within ten (10) business days, invest such aggregate amounts in shares of Stock and promptly notify the Plan Administrator of the number of shares so acquired. The Trustee will use any cash dividends received on Stock held in the Trust to buy additional shares of the Stock and promptly notify the Plan Administrator of the number of shares so acquired.

     7.3 Distributions from Trust. The Trustee, upon notification from the Plan
         ------------------------
Administrator, will make the distributions of matured benefits to Participants or their Beneficiaries, or the deferral under the SDP of otherwise maturing amounts, as provided in the Plan. If Trust assets are insufficient to pay the amount of a matured benefit, the Company will pay such deficiency directly to the Participant or Beneficiary. Any assets held in the Trust which the Trustee determines to be in excess of those required to pay the benefits when due to Participants may be returned to the Company.

     7.4 Voting of Stock Held in Trust. Stock held in the Trust shall be voted
         -----------------------------
by the Trustee in its discretion.

Section 8. Distribution of Account Values
-----------------------------------------

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     8.1 Value of a Participant's Account. The value of a Participant's account
         --------------------------------
will equal the net proceeds received by the Trust from the sale of shares equal in number to the number of Performance Units representing the Participant's deferred amount and Matching Award, or Incentive Award applicable to the designated Maturity Period, together with all Dividend Equivalent Credits earned thereon. In no event shall the Participant's account be deemed to have a cash value which is less than the sum of the Participant's deferred amount together with a 6 percent per annum (compounded annually) interest equivalent thereon.

     8.2 Form and Timing of Distribution. The value of a Participant's account
         -------------------------------
at maturity shall be determined as provided in Subsection 8.1. The value of the Participant's account at maturity shall be paid in cash. Payment shall be made as soon as practicable, but in no event later than thirty (30) days following maturity of the Participant's account. No interest shall accrue or be paid from date of maturity to date of payment on such amounts. Notwithstanding any other provision of this Plan, if the Participant had elected to defer under the SDP some or all of his otherwise maturing Account, as provided for in Section 4.4 hereof, the Trustee will transfer such amounts to the trustee of the SDP to be held under and subject to the SDP.

Section 9. Termination of Employment
------------------------------------

     9.1 Termination of Employment Due to Death or Disability. In the event a
         ----------------------------------------------------
Participant's employment is terminated by reason of death or permanent and total disability, all amounts credited to his account, except as provided in Subsection 9.4, shall mature upon such termination. The Participant or his Beneficiary shall then receive, as soon as practicable after the date of death or disability, a distribution of the Participant's account based on the value of his account as provided in Subsection 8.1.

     9.2 Termination of Employment Due to Retirement. In the event a
         -------------------------------------------
Participant's employment is terminated by reason of Retirement, the Participant shall receive a distribution of his account (or, if and to the extent applicable, the Participant's Account shall be deferred under the SDP pursuant to a deferral election made pursuant to Section 4.4 hereof), except as provided in Subsection 9.4, at the end of the applicable Maturity Period.

     9.3 Termination of Employment for Reasons Other Than Death, Disability, or
         ----------------------------------------------------------------------
Retirement. In the event a Participant's employment is terminated for any reason
----------
other than death, permanent and total disability, or Retirement, all rights whatsoever to any Performance Units for Maturity Periods not yet completed and any Dividend Equivalent Credits thereon shall be forfeited; provided, however, that the Participant shall be fully vested in any amounts deferred by him, together with a 6 percent per annum (compounded annually) interest equivalent thereon, and entitled to receive a distribution in such amount as soon as practicable, but in no event later than thirty (30) days following termination of employment. No interest shall be paid on such amounts for any period after the date of termination. The Committee shall be the sole judge with respect to such reasons for termination.

     9.4 Termination of Employment Prior to the End of the Plan Year. In the
         -----------------------------------------------------------
event a Participant's employment is terminated prior to the end of the Plan Year due to the Participant's death, permanent and total disability or Retirement, the deferred amount, Matching Award, and Dividend

Equivalent Credits relating to such Plan Year will be recomputed as of the date of termination of employment. The value of the recomputed account shall be an amount equal to the product of the value of the Performance Units at the date of termination credited to the Participant's account multiplied by a fraction, the numerator of which is the actual Salary reduction for the portion of the Plan Year preceding termination, and the denominator of which is the total Salary reduction elected for the entire Plan Year. This Subsection will not apply if such termination is by reason of Retirement and the Participant elected to accelerate the balance of Salary reductions in such an event on the notice required by Subsection 4.1.

Section 10. Nontransferability
------------------------------

     10.1 Nontransferability. In no event shall the Company make any
          ------------------
distribution or payment under this Plan to any assignee or creditor of a Participant or a Beneficiary. Prior to the time of a distribution or payment hereunder, a Participant or a Beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan.

Section 11. Designation of Beneficiaries
----------------------------------------

     11.1 Specified Beneficiary. A Participant shall designate a Beneficiary or
          ---------------------
Beneficiaries who, upon the Participant's death, are to receive the amounts that otherwise would have been paid to the Participant. All Beneficiary designations shall be in writing and signed by the Participant, and shall be effective only if and when delivered to the Plan Administrator during the lifetime of the Participant. A Participant may, from time to time during his lifetime, change his Beneficiary or Beneficiaries by a signed, written instrument delivered to the Plan Administrator. The payment of amounts shall be in accordance with the last unrevoked written designation of the Beneficiary that has been signed and so delivered.

     11.2 Estate as Beneficiary. If a Participant designates a Beneficiary
          ---------------------
without providing in the designation that the Beneficiary must be living at the time of each distribution, the designation shall vest in the Beneficiary all of the distributions whether payable before or after the Beneficiary's death, and any distributions remaining upon the Beneficiary's death shall be made to the Beneficiary's estate. In the event a Participant shall not designate a Beneficiary or Beneficiaries, or if for any reason such designation shall be ineffective, in whole or in part, as determined solely in the discretion of the Plan Administrator, the distribution that otherwise would have been paid to such Participant shall be paid to the Participant's estate and in such event the term "Beneficiary" shall include the Participant's estate.

Section 12. Rights of Participants
----------------------------------

     12.1 Employment. All Participants understand that they are employees at
          ----------
will. Therefore, nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate, for any reason, any Participant's employment at any time, nor confer upon a Participant any right to continue in the employ of the Company.

Section 13. Administration
--------------------------

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     13.1 Administration. The Committee shall be responsible for the
          --------------
administration of the Plan. The Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan. The determination of the Committee, interpretation or other action made or taken pursuant to the provisions of the Plan, shall be final, binding and conclusive for all purposes and upon all persons whomsoever. The Committee shall appoint a Plan Administrator to assist in carrying out the operations of the Plan.

     13.2 Annual Reports. The Plan Administrator shall render annually a written
          --------------
report to each Participant, which shall set forth, at a minimum, the Participant's Account balances as of the end of the most recent Plan Year.

     13.3 Costs. Participants shall bear costs equal to the costs incurred by
          -----
the Trust related to the purchase and sale of stock by the Trust. The Company shall pay all other costs of the Plan and the Trust.

Section 14. Amendment or Termination of the Plan
------------------------------------------------

     14.1 Amendment or Termination of the Plan. The Board of Directors may
          ------------------------------------
amend, terminate, or suspend the Plan at any time. Any such amendment, termination, or suspension of the Plan shall be effective on such date as the Board of Directors may determine. An amendment or modification of the Plan may affect Participants at the time thereof as well as future Participants, but no amendment or modification of the Plan for any reason may diminish any Participant's account as of the effective date thereof. Upon Plan termination, all amounts credited to a Participant's account shall be deemed to have matured, except that Subsection 9.4 shall apply as if the Plan termination date were the termination of employment date.

Section 15. Corporate Changes
-----------------------------

     15.1 Dissolution or Liquidation. Notwithstanding any provision herein to
          --------------------------
the contrary, upon the dissolution or liquidation of the Company, the Performance Units credited to a Participant's account shall be converted to a cash equivalent as of the day preceding the date of dissolution or liquidation, using the method set forth in Subsection 8.1. The Company shall cause such amount to be paid in cash in a lump sum to the Participant, or his Beneficiary, as soon as practicable, but in no event later than thirty (30) days, following the date of dissolution or liquidation.

     15.2 Change in Control. Notwithstanding anything in this Plan to the
          -----------------
contrary, in the event of a Change in Control: (a) the forfeiture provisions set forth in Section 9.3 and the provisions set forth in Section 9.4 relating to the recomputation of a Participant's Accounts upon a termination of employment or termination of the Plan prior to the end of a Plan Year, shall no longer apply such that, upon distribution of a Participant's Account, such Participant shall be entitled to the full value of all Performance Units being distributed in connection with such distribution without any forfeiture or recomputation of any kind; (b) all amounts that would mature within twelve (12) months of such Change in Control shall be deemed to have matured and be paid in full promptly, and in any event within thirty (30) days, following such Change in Control; and (c) with respect to all amounts that would mature more than twelve (12) months following such Change in Control, Participants shall be entitled to elect, as of the date of such Change in Control, to have such amounts mature on the first anniversary of such Change in Control or as of the date they would otherwise mature under the terms of the Plan.

Section 16. Requirements of Law
-------------------------------

     16.1 Governing Law. The Plan, and all agreements hereunder, shall be
          -------------
construed in accordance with and governed by the laws of the State of Texas.

Section 17. Withholding Taxes
-----------------------------

     17.1 Withholding Taxes. The Company shall have the right to deduct from all
          -----------------
cash payments under the Plan or from a Participant's compensation an amount necessary to satisfy any Federal, state, or local withholding tax requirements.

     EXECUTED effective as of the 17th day of August, 2001.

                                    TXU CORP.


                                    By: /s/ Peter B.Tinkham
                                        ----------------------------------------
                                            Peter B. Tinkham,
                                            Secretary and Assistant Treasurer

                                   EXHIBIT "A"

                             PARTICIPATING EMPLOYERS
                              AS OF AUGUST 17, 2001

                                    TXU Corp.
                          TXU Energy Industries Company
                              TXU Electric Company
                                 TXU Gas Company
                                TXU Fuel Company
                               TXU Mining Company
                          TXU Business Services Company
                                TXU SESCO Company
                             TXU Properties Company
                              Basic Resources Inc.
                              Chaco Energy Company

                             PARTICIPATING EMPLOYERS
                               AS OF APRIL 1, 2002

                  TXU Corp. and each of its direct and indirect
                           United States subsidiaries
                          other than TXU Communications
                          Ventures Company ("Ventures")
                        and the Subsidiaries of Ventures